Exhibit 99B

Contact:  E. L. Parker
          Vice President and Treasurer
          (908) 277-8059

              BARD DIRECTORS AUTHORIZE 10 MILLION
                     SHARE PURCHASE PROGRAM

MURRAY HILL, NJ -- July 9, 1998 -- C. R. Bard, Inc. (NYSE - BCR) said today that it has authorized purchases from time to time of up to 10 million shares of Bard's common stock. The shares to be purchased will be held in treasury and have the status of authorized but unissued.

In a separate announcement today, Bard said that it has agreed to sell its global coronary cath lab businesses (angioplasty and angiography) for $600 million. Plans are to use a substantial portion of the after-tax proceeds from this sale for share repurchases.

For the full year 1997 Bard had a weighted average of 56,971,000 shares outstanding. At year-end 1997 total shares outstanding were 56,784,551.

C. R. Bard, Inc., headquartered in Murray Hill, New Jersey, is a leading multinational developer, manufacturer and marketer of health care products.

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